EXHIBIT 99.2
PROSPECTUS SUPPLEMENT                                REGISTRATION NO.  333-92161
(To Prospectus dated July 7, 2003)                                     333-95805


                       [PHARMACEUTICAL HOLDRS (SM) LOGO]


                        1,000,000,000 Depositary Receipts
                        Pharmaceutical HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated July 7, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Pharmaceutical HOLDRS (SM) Trust.

         The share amounts specified in the table on page 11 of the base prospectus shall be replaced with the following:


                                                                          Share         Primary
      Name of Company                                     Ticker        Amounts    Trading Market
---------------------------------------                   -----         --------   --------------
Abbott Laboratories                                         ABT               14         NYSE
Allergan, Inc.                                              AGN                1         NYSE
Andrx Corporation-Andrx Group                               ADRX               2        NASDAQ
Advanced Medical Optics, Inc.                               AVO         0.222222         NYSE
Biovail Corporation                                         BVF                4         NYSE
Bristol-Myers Squibb Company                                BMY               18         NYSE
Eli Lilly & Company                                         LLY               10         NYSE
Forest Laboratories, Inc.                                   FRX                4         NYSE
ICN Pharmaceuticals, Inc.                                   ICN                1         NYSE
IVAX Corporation                                            IVX            1.875         AMEX
Johnson & Johnson                                           JNJ               26         NYSE
King Pharmaceuticals, Inc.                                   KG             4.25         NYSE
Merck & Co., Inc.                                           MRK               22         NYSE
Mylan Laboratories, Inc.                                    MYL              1.5         NYSE
Pfizer Inc.                                                 PFE               58         NYSE
Schering-Plough Corporation                                 SGP               14         NYSE
Watson Pharmaceuticals, Inc.                                WPI                1         NYSE
Wyeth                                                       WYE               12         NYSE
Zimmer Holdings, Inc.                                       ZMH              1.8         NYSE


         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is July 31, 2003.